Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of the 14th day of March, 2011

BETWEEN:

SONO RESOURCES INC. (Company number C8814-2004), a company incorporated under the laws of Nevada, with an address for delivery at Suite 125, 2533 Carson Street, Carson City, Nevada, USA, 89706

(the "Purchaser")

AND:

TIGNISH (PTY) LTD. (Company number 2009/5807), a company incorporated under the laws of Botswana, with an address for delivery at, Plot 1455, Radipeda Sebadi Road, Mogoditshane, Gaborone Botswana

(the "Vendor")

AND:

BONNYRIDGE (PTY) LTD. (Company number 2009/3417) a company incorporated under the laws of Botswana with an address for delivery at, Plot 1455, Radipeda Sebadi Road, Mogoditshane, Gaborone Botswana

(the "Company")

WHEREAS:

A. The Company is the legal and beneficial owner of 3 Prospecting Licences (the "Licences") in Botswana, complete and true copies of which are attached Schedule A to this Agreement;

B. The Vendor is the registered and beneficial owner of 950 common shares of the Company, representing 95 percent of all the issued and outstanding shares (the "Purchased Shares") in the capital of the Company;

C. The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the Purchased Shares, subject to the terms and conditions of this Agreement:

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a) "**Purchased Shares**" means the 950 common shares in the capital of the Company to be transferred into the name of the Purchaser on the Closing Date;

(b) "**Agreement**" means this agreement between the Purchaser and the Vendor;

(c) "**Business**" means all aspects of the business conducted by the Company, including, without limitation, the holding of the Licences;;

(d) "**Closing**" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 7 hereof;

(e) "**Closing Date**" means the date which is seven business days following the day on which the Purchaser has provided written notice to the Vendor that all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived; provided that in no event shall the Closing Date be later than April 29, 2011, unless otherwise agreed between the parties in writing;

(f) "**Shares**" means all of the issued and outstanding shares of the Company;

(g) "**Company Assets**" means the undertaking and all the property and assets of the Business of every kind and description wheresoever situated including, without limitation, the Licences;

(h) "**Company Financial Statements**" means the financial statements of the Company for the fiscal period ended February 2011 together with the unqualified auditors' report thereon, copies of which are attached hereto as Schedule "B";

(i) "**Company Material Contracts**" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business including, without limitation, any loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, and those contracts listed in Schedule "C" hereto;

(j) "**Deposit**" means the sum of USD$200,000 paid by the Purchaser to the Vendor under this Agreement to be applied towards the purchase of the Purchased Shares or to be refunded to the Purchaser if the Purchaser's Conditions are not waived or satisfied ;

(k) "**Licenses**" means the 3 Prospecting Licences in Botswana owned by the Company, complete true copies of which are attached Schedule A to this Agreement;

(l) **"Place of Closing"** means the offices of the Purchaser or such other place as the Purchaser and the Vendor may mutually agree upon;

(m) **"Purchase Price"** means the sum of $US300,000.00 (including the Deposit) together with 6,500,000 shares (the "Sono Shares") in the capital of the Purchaser;

(n) **"Purchased Shares"** means the 950 shares of the Company's common stock to be sold by the Vendor to the Purchaser hereunder representing 95 percent of all of the issued and outstanding shares of the Company;

(o) **"Sono Shares"** means the 6,500,0000 shares in the capital of the Purchaser to be issued to the Vendor as part of the Purchase Price.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Schedule "A"	Licences owned by the Company
Schedule "B"	Company Financial Statements
Schedule "C"	Company Material Contracts

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
PURCHASE AND SALE OF SHARES

Sale of Shares

2.1 The Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Purchased Shares at Closing subject to the terms and conditions of this Agreement.

Consideration

2.2 In consideration of the sale of the Purchased Shares by the Vendor to the Purchaser, the Purchaser agrees to pay to the Vendor the Purchase Price as follows:

(a) the Deposit, within three business days following execution of this Agreement by all parties;

(b) the sum of $US100,000.00, on the Closing Date;

(c) the Sono Shares on the Closing Date.

Free and clear, unencumbered legal title to and beneficial ownership of the Purchased Shares shall transfer from the Vendor to the Purchaser on the Closing Date.

2.3 The Purchaser acknowledges that the Company is required to pay to the Vendor $US 900,000 in three payments of $US300,000 each on or before December 31, 2011, December 31, 2012 and December 31, 2013 respectively.

Exploration Programme

2.4 The Purchaser acknowledges that the Company is required to make a minimum exploration expenditure of BWP 10.5m in total to maintain the Licences over the 3 year period.

2.5 The Company agrees to provide to the Vendor, in respect of the Licences, the right of first refusal to:

(a) provide input on the design of all geological programs: and

(b) provide geological services to the Company,

(collectively, the "Services")

provided that the Services are to be provided at prices no more than current market prices; the quality of Services to be provided is no less than the quality provided by the best available providers of such services; and the Services are to be provided in the timeframe required by the Company.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE VENDOR and the COMPANY

Representations and Warranties

3.1 The Company and the Vendor represent and warrant in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Company - Corporate Status, Capacity and Title

(a) Incorporation. The Company is a corporation duly incorporated and validly subsisting under the laws of Botswana, and is in good standing and in compliance with all applicable laws;

(b) Carrying on Business. The Company carries on business in Botswana and does not carry on any business activity in any other jurisdiction. The nature of the Business does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

(c) Corporate Capacity. The Company has the corporate power, capacity and authority to carry on the Business and to own the Licences;

(d) Title. The Company has full legal, registered and beneficial title and ownership to the Licences, free and clear of all liens, charges and any and all encumbrances of any kind whatsoever.

The Vendor – Capacity

(e) Capacity. The Vendor has the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the Purchased Shares to the Purchaser;

The Company - Capitalization

(f) Authorized Capital. The authorized capital of the Company consists of 1000 common shares

(g) Ownership of Purchased Shares. The issued and outstanding share capital of the Company will on Closing consist of 1,000 common shares, which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Vendor will be immediately prior to Closing the registered and beneficial owner of the Purchased Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(h) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of the Purchased Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

(i) No Restrictions. The transfer of the Purchased Shares to the Purchaser will not be restricted under the charter documents of the Company or under any agreement, and will be permitted under all applicable laws and regulations;

The Company - Records and Company Financial Statements

(j) Charter Documents. The charter documents of the Company have not been altered since the incorporation of the Company, except as filed in the record book of the Company;

(k) Books and Records. The books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company, and all material financial and other transactions of the Company relating to the Business, including any and all Company Material Contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

(l) Company Financial Statements. The Company Financial Statements are true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the date thereof, and the sales and earnings of the Business during the period covered thereby, in all material respects, and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

(m) No Debt to Related Parties. The Company is not, and on Closing will not be, materially indebted to the Vendor nor to any family member of any of the Vendor, nor to any affiliate, director, officer or shareholder of the Company or the Vendor;

(n) No Related Party Debt to the Company. The Vendor is not indebted to or under any financial obligation to the Company on any account whatsoever;

(o) No Dividends. No dividends or other distributions on any shares in the capital of the Company have been made, declared or authorized since the date of the Company Financial Statements;

(p) No Payments. No payments of any kind have been made or authorized since the date of the Company Financial Statements to or on behalf of the Vendor or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company;

(q) No Adverse Events. Since the date of the Company Financial Statements

(i) there has not been any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially affecting the Company, the Business or the Company Assets or the Company's right to carry on the Business, other than changes in the ordinary course of business,

(ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets, if any,

(iii) there has not been any material increase in the compensation payable or to become payable by the Company to the Company's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv) the Business has been and continues to be carried on in the ordinary course,

(v) the Company has not waived or surrendered any right of material value,

(vi) the Company has not discharged or satisfied or paid any lien or

encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii) no capital expenditures in excess of $1,000 individually or $3,000 in total have been authorized or made;

The Company - Income Tax Matters

(r) Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Vendor is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

The Company- Applicable Laws and Legal Matters

(t) Operating Licences and Permits. The Company holds all licences and permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on, which licences and permits have been maintained and continue to be in good standing;

(u) Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business or the Licences;

(v) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business, or any of the Company Assets, including without limitation the Licences, nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry;

(w) No Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Company;

(x) Labour Matters. The Company is not party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Vendor, has made any attempt in that regard;

(y) Finder's Fees. The Company is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z) Authorization and Enforceability. The execution and delivery of this Agreement. and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of the Vendor and the Company and this Agreement constitutes a legal, valid and binding obligation of the Vendor and the Company and is enforceable against the Vendor and the Company in accordance with its terms;

(aa) No Violation or Breach. The performance of this Agreement will not

(i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Vendor or the Company, or either of them, is a party,

(ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material Contracts, the Licences, or any right or rights enjoyed by the Company,

(iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts, or the Licences,

(iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets, or the Licences,

(v) result in the imposition of any tax liability to the Company relating to the Company Assets, the Licences or the Shares, or

(vi) violate any court order or decree to which the Company and the Vendor or wither of them are subject;

The Company Assets - Ownership and Condition

(bb) Business Assets. The Company Assets comprise all of the property and assets of the Business, and neither the Vendor nor any other person, firm or corporation owns any assets used by the Company in operating the Business, whether under a lease, rental agreement or other arrangement;

(cc) Title. The Company is the legal and beneficial owner of the Company Assets and the Licences, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Company Assets or the Licences;

(gg) Company Material Contracts. The Company Material Contracts listed in Schedule "C" constitute all of the material contracts of the Company;

(hh) No Default. There has not been any default in any material obligation of either of the Company or the Vendor or any other party to be performed under any of the Company Material Contracts and the Licences, each of which is in good standing and up to date with respect to all payment obligations of the Company, and in full force and effect and unamended, and the Vendor is not aware of any default in the obligations of any other party to any of the Company Material Contracts or the Licences;

(ii) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

The Business

(jj) Maintenance of Business. Since the date of the Company Financial Statements, the Business has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course; and

(kk) No Ownership of Company. The Company does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

3.2 The representations and warranties of the Vendor contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Purchaser, the representations and warranties of the Vendor shall survive the Closing.

Indemnity

3.3 The Vendor agrees to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Vendor to defend any such claim), resulting from the breach by it of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendor to the Purchaser hereunder (a "Loss").

ARTICLE 4
COVENANTS OF THE VENDOR

Covenants

4.1 The Vendor covenants and agrees with the Purchaser that he will:

(a) Conduct of Business. Until the Closing, conduct the Business diligently and in the ordinary course consistent with the manner in which the Business generally has been operated up to the date of execution of this Agreement;

(b) Preservation of Business. Until the Closing, use its best efforts to preserve the Business, the Company Assets, including, without limitation, the Licences, and, without limitation, preserve for the Purchaser the Company's relationships with its suppliers, customers and others having business relations with it;

(c) Access. Until the Closing, give the Purchaser and its representatives full access to all of the properties, books, contracts, commitments and records of the Company relating to the Company, the Business, the Company Assets, including, without limitation, the Licences, and furnish to the Purchaser and its representatives all such information as they may reasonably request;

(d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the transfer of the Purchased Shares to the Purchaser and to preserve and maintain the Company Assets, including, without limitation, the Licences, and the Company Material Contracts, notwithstanding the change in control of the Company arising from the purchase of the Purchased Shares by the Purchaser;

(e) Filings. File on a timely basis all returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party, and to provide the Company with such filings (as and where required by law).

Authorization

4.2 The Vendor hereby agrees to promptly cause the Company, upon the request of the Purchaser, to authorize and direct any and all federal, provincial, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to the Purchaser. The Vendor shall promptly cause the Company to execute and deliver to the Purchaser any and all consents to the release of information and specific authorizations which the Purchaser reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive until the Closing for the benefit of the Purchaser.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

5.1 The Purchaser represents and warrants in all material respects to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Purchaser –Capacity

(a) Capacity. The Purchaser has the power, capacity and authority to enter into and complete this Agreement; and

Execution and Performance of Agreement

(b) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser and is enforceable against it in accordance with its terms.

ARTICLE 6
CONDITIONS PRECEDENT

Conditions Precedent in favour of the Purchaser

6.1 The Purchaser's obligations to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before April 20, 2011:

(a) all documents or copies of documents required to be executed and delivered to the Purchaser hereunder will have been so executed and delivered;

(b) the Purchaser shall have completed its due diligence review of the affairs of the Company, and shall be satisfied with same in all material respects;

(c) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or prior to the Closing will have been complied with or performed;

(d) title to the Purchased Shares and Company Assets, including, without limitation, the Licences, will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever and the Purchaser shall have received a title opinion with respect to the Licences from a qualified professional to the satisfaction of the Purchaser, including confirmation to the satisfaction of the Purchaser that all regulatory consents and approvals have been obtained to transfer of the Purchased Shares to ensure that the Licences will not be affected by the purchase by the Purchaser of the Purchased Shares;

(e) the Vendor will have transferred the Purchased Shares to the Purchaser and the Purchased Shares will be issued to the Purchaser and registered on the books of the Company in the name of the Purchaser at Closing;

(f) subject to Article 7 hereof, there will not have occurred

(i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets, including, without limitation, the Licences, or any damage, loss or other change in circumstances materially and adversely affecting the Vendor, the Business

or the Company Assets, including, without limitation, the Licences, or the Company's right to carry on the Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets, or the Licences; and

(g) the transactions contemplated hereby, including, without limitation the transfer of the Purchased Shares to the Purchaser, shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by the Purchaser

6.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to Closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser. In the event that the conditions precedent set out in the preceding section are not waived or satisfied expressly in writing on or before the Closing Date the Purchaser shall be released from all obligations under this Agreement and the Deposit shall be returned to the Purchaser forthwith.

Nature of Conditions Precedent

6.3 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.

ARTICLE 7
CLOSING

Closing

7.1 The purchase and sale of the Purchased Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Vendor

7.2 On or before the Closing, the Vendor will deliver or cause to be delivered to the Purchaser:

(a) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company (if applicable) and all books and accounts of the Company;

(b) certified resolutions of the Board of Directors and the shareholders of the Company appointing representatives of the Purchaser (in such number as is desired by the Purchaser to create at least a two-thirds majority of directors of the Company in favour of the Purchaser) as directors of the Company;

(c) certified copies of the Licences;

(d) certificates representing the Purchased Shares, duly registered in the name of the Purchaser;

(e) all consents or approvals required to be obtained by the Vendor and the Company for the purposes of validly transferring the Purchased Shares to the Purchaser and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets, including, without limitation, the Licences; and

(f) such other documents as the Purchaser may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 8
GENERAL PROVISIONS

Arbitration

8.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Vancouver, British Columbia.

Notice

8.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address of the intended recipient stated above by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by facsimile shall be deemed to have been received on the actual date of delivery. The parties facsimile numbers are as follows:

The Purchaser ______________
The Vendor ______________

Change of Address

8.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

8.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

8.5 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

8.6 The provisions contained herein constitute the entire agreement between the Vendor and the Purchaser respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, between the Vendor and the Purchaser with respect to the subject matter hereof.

Enurement

8.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

8.8 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

8.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

8.10 This Agreement is subject to the laws of the Province of British Columbia and the laws of Canada applicable therein and, subject to section 8.1 hereof, the parties hereto irrevocably attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.

Independent Legal Advice

8.11 The Purchaser has obtained legal advice concerning this matter and requests that the Vendor and the Company obtain independent legal advice with respect to this matter before executing this Agreement. The Vendor and the Company hereby represent and warrant to the Purchaser that they have been so advised to obtain independent legal advice, and that prior to the execution of this Agreement they have so obtained independent legal advice or have, in their discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SONO RESOURCES INC.

Per: ______________________

TIGNISH (PTY) LTD.

Per: ______________________
(Authorized Signatory)

BONNYRIDGE (PTY) LTD.

Per: ______________________
(Authorized Signatory)

Schedule "A"

Licences owned by the Company

Republic of Botswana

PROSPECTING LICENCE

in favour of

BONNYRIDGE (PTY) LTD

PROSPECTING LICENCE NO. 700 /2009

REPUBLIC OF BOTSWANA

Form II

Prospecting Licence No.700/2009

Issued in terms of section 16 of the Mines and Minerals Act.

WHEREAS **Bonnyridge (Pty) Ltd** a company incorporated under the laws of **Republic of Botswana** (hereinafter referred to as "the holder") has made application for the right to prospect for **metals** on land to which the Republic of Botswana holds mineral rights.

AND WHEREAS provision is made under section 14 of the Act for the conferring of such rights by means of a prospecting licence.

NOW THEREFORE the Minister hereby grants to the holder the exclusive right to prospect for **metals** in the licence area for a period of **3** years commencing on **01 October 2009** and ending on **30 September 2012**.

1. The Licence area shall be the area shown on the map annexed hereto in extent of **nine hundred and eighty three square kilometers** (**983** km^2), located in **Ngamiland/Gantsi** district(s) and more fully described in Annexure I hereto, and as reduced from time to time in accordance with the provisions of the Act.

2. In accordance with section 73 of the Act, the holder shall, simultaneously with issuance of this licence and thereafter on each anniversary thereof, pay to the Government at the Office of the Director of Geological Survey an annual charge equal to (BWP5.00) multiplied by the number of square kilometers in the licence area subject to a minimum annual charge of One thousand Pula (BWP1000.00).

3. The holder shall incur the minimum annual expenditures and shall expeditiously carry out the programme of prospecting operations set out in Annexure II.

GIVEN under my hand at GABORONE this ______ day of ______ in the year ______

....

Minister
Ministry of Minerals, Energy and Water Resources

ANNEXURE I

The licence area is nine hundred and eighty three square kilometers (983 km^2) defined by boundary lines, which shall be straight unless otherwise stated, joining successive points at the following coordinates

Point	Longitude (East)	Latitude (South)
A	20,999690	-20.670290
B	21,111290	-20.816090
C	21.336290	-21.156290
D	21.305930	-21,166060
E	21.001130	-21.233540

Area = 987 km^2

ANNEXURE B

Programme	Minimum Expenditure
Year 1	
i. Detailed interpretation of national airborne magnetic data. ii. Review available technical data from previous exploration work. iii. Regional soil sampling on 0.5 x 1 km grid over airborne magnetic targets and elsewhere where appropriate. iv. Chemical analysis of samples. v. Review of data.	One Hundred Thousand Pula (BWP 100, 000.00)
Year 2	
vi. Percussion drilling through Kalahari cover to basement to test geochemical and airborne magnetic anomalies. vii. Additional geochemical soil sampling over new identified targets.	Three Hundred Thousand Pula (BWP 300, 000.00)
Year 3	
viii. Diamond drilling programme to commence resource definition for copper and precious metals. ix. Analysis of drill samples, data evaluation and reporting.	Six Hundred Thousand Pula (BWP 600, 000.00)


PL700/2009
A
B
D C
Bonnyridge (Pty) Ltd
Area of Licence

Republic of Botswana

PROSPECTING LICENCE

in favour of

BONNYRIDGE (PTY) LTD

PROSPECTING LICENCE NO. 701 /2009

(3)

REPUBLIC OF BOTSWANA

Form II

Prospecting License No.701/2009

Issued in terms of section 16 of the Mines and Minerals Act

WHEREAS **Bonnyridge (Pty) Ltd** a company incorporated under **the** laws of **Republic of Botswana** (hereinafter referred to as "the holder") has made application for the right to prospect for **metals** on land to which the Republic of Botswana holds mineral rights.

AND WHEREAS provision is made under section 14 of the Act for the conferring of such rights by means of a prospecting license;

NOW THEREFORE the Minister hereby grants to the holder the exclusive right to prospect for **metals** in the license area for a period of **3** years commencing on **01 October 2009** and ending on **30 September 2012.**

1. The License area shall be the area shown on the map annexed hereto in extent of **nine hundred and ninety two point two square kilometers (992.2 km²)**, located in **Ngamiland/Gantsi** district(s) and more fully described in Annexure 1 hereto; and as reduced from time to time in accordance with the provisions of the Act.

2. In accordance with section 70 of the Act, the holder shall, simultaneously with issuance of this licence, and thereafter on each anniversary thereof, pay to the Government at the Office of the Director of Geological Survey, an annual charge equal to **(BWP5.00)** multiplied by the number of square kilometers in the licence area subject to a minimum annual charge of **One thousand Pula (BWP1000,00).**

3. The holder shall incur the minimum annual expenditures and shall expeditiously carryout the programme of prospecting operations set out in Annexure II.

GIVEN under my hand at GABORONE this day of in the year

....

Minister

Ministry of Minerals, Energy and Water Resources

ANNEXURE II

Programme	Minimum Expenditure
Year 1	
i. Detailed interpretation of national airborne magnetic data. ii. Review available technical data from previous exploration work. iii. Regional soil sampling on 0.5 x 1 km grid over airborne magnetic targets and elsewhere where appropriate. iv. Chemical analysis of samples. v. Review of data.	One Hundred Thousand Pula (BWP 100, 000.00)
Year 2	
vi. Percussion drilling through Kalahari cover to basement to test geochemical and airborne magnetic anomalies. vii. Additional geochemical soil sampling over new identified targets.	Three Hundred Thousand Pula (BWP 300, 000.00)
Year 3	
viii. Diamond drilling programme to commence resource definition for copper and precious metals. ix. Analysis of drill samples, data evaluation and reporting.	Six Hundred Thousand Pula (BWP 600, 000.00)


PL701/2009
A
B
C
D
E
F
SHANZI
Bonnyridge (Pty) Ltd
Prospecting Licence No 701/2009
Area of Licence

Republic of Botswana

PROSPECTING LICENCE

in favour of

BONNYRIDGE (PTY) LTD

PROSPECTING LICENCE NO. 702 /2009

REPUBLIC OF BOTSWANA

Form II

Prospecting License No.702/2009

Issued in terms of section 16 of the Mines and Minerals Act.

WHEREAS **Bonnyridge (Pty) Ltd** a company incorporated under the laws of **Republic of Botswana** (hereinafter referred to as "the holder") has made application for the right to prospect for **metals** on land to which the Republic of Botswana holds mineral rights;

AND WHEREAS provision is made under section **14** of the Act for the conferring of such rights by means of a prospecting license;

NOW THEREFORE the Minister hereby grants to the holder the exclusive right to prospect for **metals** in the license area for a period of **3** years commencing on **01 October 2009** and ending on **30 September 2012**.

1. The License area shall be the area shown on the map annexed hereto in extent of nine **hundred and ninety** point four **square kilometers** (990.4 **km²**), located in **Ngamiland/Gantsi** district(s) and more fully described in Annexure I hereto; and as reduced from time to time in accordance with the provisions of the Act.

2. In accordance with section 76 of the Act, the holder shall simultaneously with issuance of this license, and thereafter on each anniversary thereof, pay to the Government at the Office of the Director of Geological Survey, an annual charge equal to **(BWP5.00)** multiplied by the number of square kilometers in the License area subject to a minimum annual charge of **One thousand Pula (BWP1000.00)**.

3. The holder shall incur the minimum annual expenditures and shall expeditiously carryout the programme of prospecting operations set out in Annexure I.

GIVEN under my hand at GABORONE this day of in the year

....

Minister
Ministry of Minerals, Energy and Water Resources

ANNEXURE I

The licence area is of nine hundred and ninety point four square kilometers (990.4 km²) defined by boundary lines, which shall be straight unless otherwise stated, joining successive points at the following coordinates:

Point	Longitude (East)	Latitude (South)
A	21.258480	-20.744720
B	21.362060	-20.694290
C	21.748990	-20.806680
D	21.665830	-20.871740
E	21.736920	-20.982880
F	21.558950	-21.035490

Area = 990.4 km^2

ANNEXURE C

Programme	Minimum Expenditure
Year 1	
i. Detailed interpretation of national airborne magnetic data.	One Hundred Thousand Pula (BW P 100, 000.00)
ii. Review available technical data from previous exploration work.	
iii. Regional soil sampling on 0.5 x 1 km grid over airborne magnetic targets and elsewhere where appropriate.	
iv. Chemical analysis of samples.	
v. Review of data.	
Year 2	
vi. Percussion drilling through Kalahari cover to basement to test geochemical and airborne magnetic anomalies.	Three Hundred Thousand Pula (BW P 300, 000.00)
vii. Additional geochemical soil sampling over new identified targets.	
Year 3	
viii. Diamond drilling programme to commence resource definition for copper and precious metals.	Six Hundred Thousand Pula (BW P 600, 000.00)
ix. Analysis of drill samples, data evaluation and reporting.	


PL702/2009
A
B
C
D
E
F
Bonnyridge (Pty) Ltd
Prospecting Licence No 702 2009
Area of Licence

Schedule "B"

Company Financial Statements

BONNYRIDGE (PROPRIETARY) LIMITED (CO2009/3483)

MANAGEMENT STATEMENTS FOR THE PERIOD ENDED 28 FEBRUARY 2011

General Information

Legal form: (Proprietary) Limited

Date of Incorporation: 06 May 2009

Company Postal Address: PO Box 1839, Gaborone, Botswana

Nature of the Business: Mineral Exploration

Directors of Company: Marc Paul Lindsay, Brian Hambleton-Jones

CONTENTS

	PAGE
General information, contents and approval of management statements by directors	1
Statement of Financial Position	2
Income statement	3
Cash flow statement	4

APPROVAL

The Management statements have been approved by the directors and are signed on their behalf by:

MP Lindsay

BB Hambleton-Jones

DATE: 2011-03-15

BONNYRIDGE (PROPRIETARY) LIMITED (CO2009/3483)

STATEMENT OF FINANCIAL POSITION AS AT 28 FEBRUARY 2011

	2011
	BWP
ASSETS	
Non Current Assets	1 731 322
Research and Development	1 731 322
Total assets	1 731 322
EQUITY AND LIABILITIES	
Capital & Reserves	(740 133)
Share Capital & Premium	(1 000)
Retained earnings	0
Loss for current year	(379 696)
Non Current Liabilities	2 112 018
Loan Account: Coppergate Industries Ltd	413 800
Loan Account: Lorelai Investments Ltd	1 507 919
Loan Account: Bikwe Mineral Development (Pty) Ltd	190 299
Total Equity and Liabilities	1 731 322

BONNYRIDGE (PROPRIETARY) LIMITED (CO2009/3483)

STATEMENT OF COMPREHENSIVE INCOME FOR THE PERIOD ENDED 28 FEBRUARY 2011

	2011
	BWP
Operating expenses	(379 696)
Accounting and Admin fees	165 040
Consulting Fees	150 000
Licenses & Registration	29 656
Telephone & communication	10 000
Travel & Accommodation	25 000
Loss before tax	(379 696)
Tax	0
Total comprehensive loss for the period	(379 696)

BONNYRIDGE (PROPRIETARY) LIMITED (CO2009/3483)

STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED 28 FEBRUARY 2011

	2011
	BWP
Cash flow from operating activities	(380 696)
Cash receipts from customers	0
Cash used in operations	(380 696)
Cash flow from investment activities	(1 731 322)
Research and Development	(1 731 322)
Cash flow from finance activities	2 112 018
Proceeds from long term borrowings	2 112 018
Net increase (decrease) in cash and cash equivalents	0
Cash and cash equivalents at beginning of period	0
Cash and cash equivalents at end of period	0

TIGNISH (PROPRIETARY) LIMITED (CO2009/5807)

MANAGEMENT STATEMENTS FOR THE PERIOD ENDED 28 FEBRUARY 2011

General Information

Legal form: (Proprietary) Limited

Date of Incorporation: 03 July 2009

Company Postal Address: PO Box 1839, Gaborone, Botswana

Nature of the Business: Mineral Exploration

Directors of Company: Marc Paul Lindsay, Brian Hambleton-Jones

CONTENTS

	PAGE
General information, contents and approval of management statements by directors	1
Statement of Financial Position	2
Income statement	3
Cash flow statement	4

APPROVAL

The Management statements have been approved by the directors and are signed on their behalf by:

MP Lindsay

BB Hambleton-Jones

DATE: 2011-03-15

Schedule "C"

Company Material Contracts